UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2011

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On September 19, 2011, notice was provided to investors that National Rural Utilities Cooperative Finance Corporation (“CFC”) will redeem $250 million of its 7.25%, Series C Medium-Term Notes (“Medium-Term Notes”) on October 21, 2011. The Medium-Term Notes are identified by the ticker symbol NRUC and CUSIP number 637432CU7.  The redemption is being executed to reduce the $1,250 million maturity amount of the Medium-Term Notes due in March 2012.  On August 19, 2011, CFC redeemed $250 million of the Medium-Term Notes that originally totaled $1,500 million.

The Medium-Term Notes will be redeemed at a price equal to the greater of (1) the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled principal and interest payments (other than accrued interest), discounted to the redemption date using a comparable Treasury rate, as determined on October 18, 2011, plus 25 basis points, plus accrued interest.  Based on this calculation, CFC expects to pay a premium to redeem the Medium-Term Notes which is estimated to be approximately $6 million. The premium will be recorded as a reduction to earnings during the second quarter of fiscal year 2012. The principal and accrued distributions to the redemption date will be paid with a combination of cash on hand and other sources of liquidity including issuance of commercial paper.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically are identified by use of terms such as "may," "will," "should," "expect," "anticipate," "estimate" and similar words, and include the estimated amount we will pay as a premium to redeem the Medium-Term Notes.  Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could materially differ. Factors that could cause future results to vary from current expectations include, but are not limited to, changes in interest rates, general economic conditions and governmental monetary and fiscal policies.  Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date on which the statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ Steven L. Lilly
       Steven L. Lilly
       Senior Vice President and Chief Financial Officer

Dated:  September 20, 2011